UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2011
Date of Report (Date of earliest event reported)

Mogul Energy International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

File No. 333-138806
(Commission File Number)

980461623
(I.R.S. Employer Identification No.)

2500 Wilcrest Drive, Suite 405, Houston, Texas  77042
(Address of principal executive offices)

(713) 784-2446
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.   Registrant’s Business and Operations

SECTION 2.  Financial Information

None

SECTION 3.  Securities and Trading Markets

None

SECTION 4.  Matters Related to Accountants and Financial Statements

None

SECTION 5.  Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On February 1, 2011, Mr. John Masters resigned as Chairman of the Board and will assume the role of Chairman of Mogul's "Advisory Team".

Also on February 1, 2011, Mr. Naeem Tyab resigned as President and Chief Executive Officer of the Company and has been appointed “Chairman of the Board".  Mr. Tyab has been instrumental in providing corporate direction and the financial capital to fund Mogul's exploration efforts.  In his new role, Mr. Tyab will continue to oversee and implement Mogul's strategic plan.

Also on February 1, 2011, Mr. Tim Turner resigned as the Company’s Executive Vice President and has been appointed to serve as the Company’s President and Chief Executive Officer.  Mr. Turner has also been appointed to the Company’s Board of Directors.

Mr. Turner received his undergraduate degree in Petroleum Land Management from the University of Texas at Austin in 1980.  He has more than thirty years of varied experience in the upstream oil and gas industry establishing and maintaining productive business relationships with partners; negotiating complex joint venture agreements, overseeing all business partner operations, negotiating legal agreements,  preparing long-range and short-term business plans, revenue forecasts and cost projections.  He has been active on numerous national, state and local boards and committees since 1979. Mr.  Turner is a skilled negotiator, having taught several courses in public speaking and negotiations for industry professionals and is a qualified mediator.  Turner is a member of the Mediation Section of the State Bar of Texas and was a very active member of the American Association of Professional Landmen, having served on the board for several years and ultimately receiving one of the Associations highest public service awards.

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

SECTION 8.  Other Events

 None

SECTION 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

99.1 Press Release dated February 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mogul Energy International, Inc.

By:	/s/ Naeem Tyab
Name:	Naeem Tyab
Title:	Chairman

Date: February 7, 2011